Exhibit 99.1

Workhorse Group Reports First Quarter 2025 Results

CINCINNATI, May 15, 2025 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today reported financial results for the first quarter ended March 31, 2025.

Management Commentary

“We continue to deliver high-quality electric trucks and build strong momentum as customer interest grows,” said Workhorse CEO Rick Dauch. “Our W56’s proven capabilities and recommendations from satisfied customers helped secure an initial order from Gateway Fleets, which will deploy the W56 across its vehicle network serving the independent service provider (ISP) community during Q3. This initial order lays the foundation for a long-term partnership, and we look forward to building on it for years to come. Thus far in 2025, Workhorse has received purchase orders for a total of 27 W56 step vans, in both 178- and 208-inch wheelbases, as well as six W4 CC/W750 trucks. We are also currently negotiating with several potential customers regarding the purchase of additional W56 trucks.”

“In addition to new orders, we began delivering our 208-inch extended wheelbase W56 step vans in April to a national customer through our partner, Revolv. We also secured a purchase order from a municipal fleet in Washington for two W4 CC trucks through one of our certified dealers, The Truck Shop. Expanding our product line remains a top engineering priority, and the development of the 140 kWh version of the W56 is progressing on schedule. We continue to receive strong feedback from potential customers at key industry events. In April, we further demonstrated the W56’s real-world performance and efficiency by completing a 2,400-mile drive across nine states, through diverse terrain and challenging weather, utilizing multiple charging networks.”

“As we focus on securing purchase orders and delivering vehicles for customers, preserving cash and extending our financial runway remain key priorities. We’ve demonstrated our resilience in a challenging market, and we believe the value of our electric vehicle offering is clear. We’re confident in our position to capitalize on long-term EV market opportunities as we continue to execute for both our customers and stockholders.”

Recent Strategic & Financial Actions

●	Securing Purchase Orders and Growing Customer Base: In February, Workhorse received a purchase order for two W4 CC electric work trucks, equipped with 16-foot Summit™ dry van bodies, facilitated by The Truck Shop, a Workhorse certified dealer with locations in Washington and Oregon. The customer, a municipality in Washington, will deploy the W4 CC trucks for trash and recycling bin switch-outs as part of its fleet operations.

●	Enhancing Electric Vehicle Offerings: Workhorse continued to advance its product roadmap in the first quarter. In March, the Company announced the integration of Geotab® advanced telematics technology into its Workhorse W56 step van. This integration gives fleet managers access to one of the most widely used analytics tools in the industry, enabling them to access vital vehicle data through a unified dashboard. It also strengthens Workhorse’s offering by providing customers with top-tier products that enhance efficiency, reduce downtime, and maximize the benefits of their electric vehicle investment.

●	Expanding Certified Dealer Network: Workhorse continued to expand its partnership with Ziegler Truck Group by adding two new dealer locations to its national network. Range Truck Group, located in Fife, Washington, joins the Workhorse dealer family as a key addition in a region leading the charge in electric vehicle adoption. As part of the Ziegler Companies distribution network, Range Truck Group strengthens Workhorse’s presence in the Pacific Northwest—a growing market for medium-duty EVs and a strategic region for fleet electrification. In addition to expanding westward, Workhorse is reinforcing its dealer support in the Midwest with the addition of a third Ziegler Truck Group location in DeForest, Wisconsin. This move reflects Workhorse’s ongoing commitment to providing nationwide access to its Class 4–6 electric work trucks through experienced, service-forward partners. Separately, Kingsburg Truck Center was awarded a contract by the California Department of General Services to supply Workhorse W4 CC and W56 electric commercial trucks to state agencies, providing streamlined access to Workhorse’s 100% battery-electric medium-duty vehicles.

●	Demonstrating Real-World Performance and Efficiency of W56 Electric Step Van: In April, the Company announced the successful completion of a 2,400-mile drive from Cincinnati, Ohio, to Anaheim, California, in Workhorse’s W56 electric step van. Workhorse also showcased the vehicle at ACT Expo, North America’s largest advanced vehicle technology event.

●	Conserving Cash and Extending Financial Runway: The Company took additional actions to reduce costs and conserve cash during the first quarter, decreasing operating expenses by $9.3 million year-over-year. Workhorse remains focused on securing purchase orders and driving revenue, while preserving its financial runway.

●	Regaining Nasdaq Listing Compliance: On March 17, 2025, the Company effected a 1-for-12.5 reverse stock split of its common stock, intended to increase the market price of Workhorse’s shares. On April 2, 2025, Workhorse received formal notification from Nasdaq that the Company had regained compliance with Nasdaq’s $1.00 minimum bid price requirement.

First Quarter Financial Results

Sales, net of returns and allowances, for the first quarter of 2025 were $0.6 million compared to $1.3 million in the same period a year ago. The $0.7 million decrease in sales was primarily due to the Aero divestiture and decreased W4 CC and W56 truck sales.

Cost of sales for the first quarter of 2025 was $5.2 million, a decrease of $2.2 million compared to $7.4 million in the prior year. The cost of sales decrease was primarily driven by lower sales volume, which was partially offset by lower inventory reserves of $0.5 million, and lower direct and indirect labor costs of $1.6 million, primarily due to lower headcount as a result of employee furloughs during the period.

Selling, general, and administrative (“SG&A”) expenses in the first quarter of 2025 were $6.8 million, a decrease of $7.3 million compared to $14.1 million in the prior year. The decrease in SG&A expenses was primarily driven by a $4.4 million decrease in employee compensation and related expenses, primarily due to lower headcount, a decrease of $1.0 million in consulting expenses, a decrease in legal and professional expenses of $0.7 million, a decrease of $0.5 million in marketing expenses, a decrease in IT related expenses of $0.5 million, and lower corporate insurance of $0.5 million, partially offset by increases in rent and depreciation and amortization expenses.

Research and development (“R&D”) expenses during the first quarter of 2025 were $1.5 million, a decrease of $2.0 million compared to $3.5 million in the prior year. The decrease in R&D expenses was primarily driven by a $1.3 million decrease in employee compensation and related expenses due to lower headcount and a $0.4 million decrease in consulting expenses.

Interest expense, net for the first quarter of 2025 was $5.3 million, compared to $1.2 million in the prior year. The increase was primarily driven by recognition of interest expense related to higher outstanding convertible note balances.

During the three months ended March 31, 2025, an institutional investor converted $5.9 million of principal into common stock, and the Company recorded a $3.3 million fair value net loss in interest expense. Future fair value adjustments attributable to changes in credit risk will be recorded in other comprehensive loss.

As of March 31, 2025, the estimated fair value of outstanding warrants totaled $5.1 million. During the three months ended March 31, 2025 and 2024, the Company recorded a $0.7 million fair value gain and a $3.8 million fair value net loss, respectively.

As of March 31, 2025, the Company had $2.6 million of cash and cash equivalents and $27.9 million in restricted cash net, accounts receivable of $0.03 million, other receivables of $0.1 million, inventory, net of $41.3 million and accounts payable of $11.1 million.

First Quarter Financial Overview

“We have made continued progress in executing our revised strategic product roadmap for our electric truck offerings, and we expect to secure additional orders over the next year to further grow our book of business,” said Workhorse CFO Bob Ginnan. “We have already shipped eighteen trucks in Q2 2025—six times the volume of Q1 2025—and we aim to ship more by the end of Q2 2025 than we did in all of 2024. Our path forward will be driven by our continued ability to produce the current generation of trucks at scale, effectively manage our growth and operational expenses, and continue to meet product, technological, and market requirements.”

Conference Call

Workhorse management will hold a conference call today, Thursday, May 15, 2025 at 8:00 a.m. Eastern time (5:00 a.m. Pacific time) to discuss these results and answer related questions.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 11:00 a.m. Eastern time on the same day through May 22, 2025.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay ID: 13753680

About Workhorse Group Inc.

Workhorse Group Inc. (Nasdaq: WKHS) is a technology company focused on pioneering the transition to zero-emission commercial vehicles. Workhorse designs and builds its vehicles in the United States at the Workhorse Ranch in Union City, Indiana. The company’s best-in-class vehicles are designed for last-mile delivery, medium-duty operations, and a growing range of specialized applications. For more information, visit www.workhorse.com.

Forward-Looking Statements

The discussions in this press release contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, including our ability to receive sufficient funding from our existing financing arrangements or from future financings and the expected terms of such financing, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this press release.

Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our product portfolio, including the W4 CC, W750, and W56 and other programs; our ability to attract and retain customers for our existing and new products; ongoing and anticipated changes in the U.S. political environment, including those resulting from the new Presidential Administration, control of Congress, and changes to regulatory agencies; the implementation of changes to the existing tariff regime by the new Presidential Administration and measures taken in response to such tariffs by foreign governments; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies and incentives or any challenge to or failure by the federal government, states or other governmental entities to adopt or enforce regulations such as the California Air Resource Board’s Advanced Clean Fleet regulation; changes in attitude toward environmental, social, and governance matters among regulators, investors, and parties with which we do business; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our Company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our general inability to raise additional capital to fund our operations and business plan; our ability to receive sufficient proceeds from our current and any future financing arrangements to meet our immediate liquidity needs and the potential costs, dilution and restrictions resulting from any such financing; our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the impact of any steps we have taken, including reverse splits of our Common Stock, on our operations, stock price and future access to liquidity; our ability to protect our intellectual property; market acceptance of our products; our ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, our ability to control our expenses; the effectiveness of our cost control measures and impact such measures could have on our operations, including the effects of furloughing employees; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and the Middle East) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions Inc.; our ability to consummate and realize the benefits of a potential sale and leaseback transaction of our Union City Facility; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” section of our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024.

Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Tom Colton and Greg Bradbury

Gateway Group

949-574-3860

WKHS@gateway-grp.com

Workhorse Group Inc.

Condensed Consolidated Balance Sheets

	(Unaudited) March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,644,825	$4,119,938
Restricted cash	27,946,513	525,000
Accounts receivable, less allowance for credit losses of $0.3 million and $0.3 million as of March 31, 2025 and December 31, 2024, respectively	27,297	537,536
Other receivables, net	139,487	544,436
Inventory, net	41,308,930	41,839,020
Prepaid expenses and other current assets	5,476,539	5,865,890
Total current assets	77,543,591	53,431,820
Property, plant and equipment, net	31,011,965	32,976,581
Operating lease right-of-use assets, net	6,512,085	3,247,548
Finance lease right-of-use assets, net	—	4,008,510
Other assets	416,310	176,311
Total Assets	$115,483,951	$93,840,770
Liabilities
Current liabilities:
Accounts payable	$11,091,912	$11,509,150
Accrued liabilities and other current liabilities	10,009,790	8,731,915
Deferred revenue	6,350,581	6,350,581
Warranty liability	881,556	861,409
Operating lease liability - current portion	1,748,349	984,407
Finance lease liability - current portion	—	528,023
Warrant liability at fair value	5,061,700	5,778,660
Convertible notes at fair value	45,244,210	10,491,792
Total current liabilities	80,388,098	45,235,937
Operating lease liability-long-term	3,703,756	4,295,743
Financing lease liability-long-term	—	21,165
Total Liabilities	84,091,854	49,552,845
Commitments and contingencies
Stockholders’ Equity:
Common stock, par value $0.001 per share, 36,000,000 shares authorized, 5,757,591 shares issued and outstanding as of March 31, 2025 and 3,843,341 shares issued and outstanding as of December 31, 2024 (presented on a reverse stock split-adjusted basis)*	5,757	3,843
Additional paid-in capital *	905,389,017	897,642,626
Accumulated deficit	(874,002,677)	(853,358,544)
Total stockholders’ equity	31,392,097	44,287,925
Total Liabilities and Stockholders’ Equity	$115,483,951	$93,840,770

*	Periods presented have been adjusted to reflect the 2024 reverse stock split (1-for-20), which was effective June 17, 2024 and the 2025 reverse stock split (1-for-12.5) which was effective March 17, 2025. Additional information regarding the reverse stock splits may be found in Note 1 – Summary of Business and Significant Accounting Principles to this Condensed Consolidated Financial Statement in this Quarterly Report on Form 10-Q

See accompanying notes to the Condensed Consolidated Financial Statements.

Workhorse Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Sales, net of returns and allowances	$640,922	$1,339,295
Cost of sales	5,164,763	7,442,778
Gross loss	(4,523,841)	(6,103,483)
Operating expenses
Selling, general and administrative	6,783,911	14,095,278
Research and development	1,529,019	3,527,911
Total operating expenses	8,312,930	17,623,189
Loss from operations	(12,836,771)	(23,726,672)
Interest income (expense), net	(5,252,228)	(1,164,593)
Change in fair value adjustment on convertible notes	(3,272,095)	(467,874)
Change in fair value adjustment on warrants	716,960	(3,796,648)
Loss before provision for income taxes	(20,644,134)	(29,155,787)
Provision for income taxes	—	—
Net loss	$(20,644,134)	$(29,155,787)

Net loss per share of common stock
Basic and Diluted*	$(4.68)	$(24.09)

Weighted average shares used in computing net loss per share of common stock
Basic and Diluted*	4,409,194	1,210,429

*	Periods presented have been adjusted to reflect the 2024 reverse stock split (1-for-20), which was effective June 17, 2024 and the 2025 reverse stock split (1-for-12.5) which was effective March 17, 2025. Additional information regarding the reverse stock splits may be found in Note 1 – Summary of Business and Significant Accounting Principles to this Condensed Consolidated Financial Statement in this Quarterly Report on Form 10-Q

See accompanying notes to the Condensed Consolidated Financial Statements.